Endeavor Series Trust
10f-3 Report - Affiliated Underwriters
T. Rowe Price International Stock Portfolio
October 1,1998 - December 31, 1998

Issuer
Trade
Date
Category
(1)
3 Yrs.
Operations
Selling
Broker
Shares Purchased
Purchase Price per Share
% of
Issue (2)

NTT Mobile Communication Network
10/12/98
(iii)
Yes
GoldmanSachs/
Numura
9
$33,290.56
0.0017%
Nippon Telegraph and
Telephone
12/14/98
(iii)
Yes
WarburgDillon
Read
31
$7,305.72
0.0031%


(1) Securities are (i) part of an issue registered under the Securities Act of 1933 (the "1933 Act") that is being offered to the public.
(ii) Eligible Municipal Securities (as defined in Rule 10f-3 under the 1940 Act (the "Rule"), (iii) securities sold in an Eligible
Foreign Offering (as defined in the Rule), or (iv) securities sold in an Eligible Rule 144A Offering (as defined in the Rule).

(2) Represents purchases by all affiliated funds: may not exceed
(i) if an offering other than an Eligible Rule 144A offering, 25% of the principal amount of the offering or (ii) if an Eligible Rule
144A offering, 25% of the total of (x) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers, as defined in Rule 144A (a)(1) under the 1933 Act, plus (y) the principal amount of the offering of such class in any concurrent public offering.

Endeavor Series Trust
10f-3 Report - Affiliated Underwriters
Endeavor Asset Allocation Portfolio
October 1,1998 - December 31, 1998

Issuer
Trade
Date
Category
(1)
3 Yrs.
Operations
Selling
Broker
Shares Purchased
Purchase Price per Share
% of
Issue (2)

Infinity Broadcasting
Corp.
12/9/98
(i)
Yes
Merrill Lynch
26,200
$20.50
0.1910%
E-Tek Dynamics Inc.
12/1/98
(i)
Yes
Goldman Sachs
9,000
$12.00
1.5900%
Conoco Inc.
10/21/98
`(I)
Yes
Merrill Lynch/
Sanford Bernstein
28,300
23.00
0.1700%


(1) Securities are (i) part of an issue registered under the Securities
Act of 1933 (the "1933 Act") that is being offered to the public.
(ii) Eligible Municipal Securities (as defined in Rule 10f-3 under the
1940 Act (the "Rule"), (iii) securities sold in an Eligible Foreign Offering (as defined in the Rule), or (iv) securities sold in an Eligible Rule 144A Offering (as defined in the Rule).

(2) Represents purchases by all affiliated funds: may not exceed
(i) if an offering other than an Eligible Rule 144A offering, 25% of the principal amount of the offering or (ii) if an Eligible Rule 144A offering, 25% of the total of (x) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers, as defined in Rule 144A (a)(1) under the 1933 Act, plus (y) the principal amount of the offering of such class in any concurrent public offering.